Exhibit 99.1

FOR IMMEDIATE RELEASE

DGT HOLDINGS REPORTS

 FISCAL 2013 FIRST QUARTER  FINANCIAL RESULTS

New York, NY – December 10, 2012 – DGT Holdings Corp. (OTCBB: DGTC) (“DGT Holdings” or the “Company”) today reported financial results for its fiscal 2013 first quarter ended October 27, 2012.

FINANCIAL PRESENTATION

The Company sold its Power Conversion Business on August 16, 2012 and sold its Medical Systems Group on November 3, 2011.  The Company’s operations  currently consist of a real estate business.  The Company’s focus is on capital redeployment and identification of new profitable operations to redeploy its existing working capital and maximize the use of its net operating loss carryforwards. The operating results for the Power Conversion Business and for the Medical Systems Group, as well as the gains on disposals of such units, are reported as discontinued operations for all periods presented.  Continuing operations consist of the real estate business as well as the costs incurred in capital redeployment activites and general and administrative expenses.

FINANCIAL RESULTS

Revenue from continuing operations for the first fiscal quarter of 2013, consisting of rental income on the Company’s real estate, was $189,000.  Cost of sales, consisting of depreciation and rental-related costs, were $76,000. There was no revenue or cost of sales from continuing operations in the first fiscal quarter of 2013.

The loss from continuing operations for the first fiscal quarter of 2013 was $570,000, as compared to a loss from continuing operations of $620,000 for the first fiscal quarter of 2012.

The loss from discontinued operations for the first fiscal quarter of 2013 was $344, 000 as compared to income from discounted operations of $820,000 in the first fiscal quarter of 2012.

The gain on the sale of discontinued operations reported in the first fiscal quarter of 2013 was $8,795,000.  The gain was recorded on the sale of the Power Conversion Business. There were no disposals in the first quarter of 2012.

Net income for the first quarter of fiscal 2013 was $7,881,000 or $2.04 per share.  Net income for the first quarter of fiscal 2012 was $200,000 or $0.05 per share.

FINANCIAL CONDITION

DGT Holdings’ working capital at October 27, 2012  was $55,034,000 which included $22,720,000 of cash and $33,160,000 of investments held for sale.

The cash and marketable securities balance, net of debt, is $53,540,000, or $13.88 per share.

DGT Holdings Corp.
December 10, 2012	Page 2

ABOUT DGT HOLDINGS

DGT Holdings Corp. previously manufactured proprietary high-voltage power conversion subsystems including electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications through its Power Conversion Group’s RFI Corporation subsidiary.  This business was sold on August 16, 2012. The Company currently owns and leases two industrial buildings.

The Company’s web site is www.dgtholdings.com.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. DGT Holdings cautions that these statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

DGT HOLDINGS CORP.
STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended
	October 27, 2012	October 29, 2011
SALES	$189	$-
COST OF SALES	76	-
GROSS MARGIN	113	-

General and administrative	629	619

Total operating expenses	629	619
OPERATING LOSS	(516)	(619)

Interest income	47	44
Interest expense	(35)	(45)
Other income	(41)	-
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(545)	(620)
Income tax provision	25	-
LOSS FROM CONTINUING OPERATIONS	(570)	(620)
Discontinued operations, net of income tax	(344)	820
Gain on disposal of discontinued operations, net of income tax	8,795	-
NET INCOME	$7,881	$200

NET INCOME (LOSS) PER BASIC AND DILUTED SHARE:
Loss from continuing operations	$(0.15)	$(0.16)
Income from discontinued operations	2.19	0.21
Net income	$2.04	$0.05
WEIGTHED AVERAGE SHARES OUTSTANDING	3,856,171	3,867,572

DGT Holdings Corp.
December 10, 2012	Page 3

COMPREHENSIVE INCOME (LOSS):
NET INCOME	$7,881	$200
Other comprehensive income (loss), net of $0 income taxes:
Net unrealized gain on securities held for sale	1,235	-
Foreign currency translation adjustments	190	(1,203)
Total other comprehensive income (loss)	1,425	(1,203)
OTHER COMPREHENSIVE INCOME (LOSS)	$9,306	$(1,003)

DGT HOLDINGS CORP.
BALANCE SHEETS
(DOLLARS IN THOUSANDS EXCEPT PAR VALUE)

	October 27, 2012	July 28, 2012
ASSETS	Unaudited
CURRENT ASSETS:
Cash and cash equivalents	$19,282	$38,169
Restricted cash	3,438	2,428
Securities held for sale	33,160	4,359
Prepaid expenses and other current assets	99	158
Current assets of discontinued operations	-	3,125
Total current assets	55,979	48,239
NON-CURRENT ASSETS:
Property plant and equipment, net	3,543	3,428
Promissory note receivable	646	614
Other assets	68	73
Non-current assets of discontinued operations	-	443
Total non-current assets	4,257	4,558
TOTAL ASSETS	$60,236	$52,797

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$82	$82
Accounts payable – trade	11	11
Accrued expenses	852	1,951
Current liabilities of discontinued operations	-	1,002
Total current liabilities	945	3,046
NON-CURRENT LIABILITIES:
Long-term debt, less current portion	2,258	2,278
Deferred income taxes	474	458
Total non-current liabilities	2,732	2,736
Total liabilities	3,677	5,782

DGT Holdings Corp.
December 10, 2012	Page 4

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Common stock, $.10 par value;
Authorized 100,000,000; October 27, 2012 and July 28, 2012, respectively; issued-4,082,157 and 4,042,157 at October 27, 2012 and July 28, 2012, respectively	408	404
Additional paid-in capital	98,408	98,174
Treasury shares – 202,689 shares, at cost, at October 27, 2012 and July 28, 2012	(7,429)	(7,429)
Accumulated other comprehensive income (loss)	1,347	(78)
Accumulated deficit	(36,175)	(44,056)
Total shareholders' equity	56,559	47,015
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$60,236	$52,797

CONTACT:          DGT HOLDINGS CORP.
Terry Gibson
Chief Executive Officer
(408) 399-6490

Source: DGT Holdings Corp.